EXHIBIT 10(j)


                        DEVELOPMENT SERVICES AGREEMENT

                   FOR MIGUILLAS AND PUERTO SUAREZ PROJECTS

                                    between

                             COBEE DEVELOPMENT LLC


                                      and


                 COMPANIA BOLIVIANA DE ENERGIA ELECTRICA S.A.

                        BOLIVIAN POWER COMPANY LIMITED



                          Dated as of October 9, 1998

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
ARTICLE I         Definitions..................................................    2

 Section 1.1.     Definitions..................................................    2
 Section 1.2.     Terminology..................................................    3

ARTICLE II        Services.....................................................    3

 Section 2.1.     General......................................................    3
 Section 2.2.     Development Services.........................................    3
 Section 2.3.     Development Activities Affecting COBEE's Investment Rights
                  in the Projects..............................................    4
 Section 2.4.     COBEE Instruction to End Development Activities..............    4
 Section 2.5.     Option to Continue Development of the Puerto Suarez Project..    5
 Section 2.6.     Use of COBEE Personnel.......................................    5
 Section 2.7.     Use of NRG and/or NPI Resources..............................    5
 Section 2.8.     Monthly Reports..............................................    5
 Section 2.9.     Employees of CDLLC...........................................    6

ARTICLE III       Payment for Services Rendered................................    6

 Section 3.1.     Payment......................................................    6
 Section 3.2.     Budget and Review............................................    7

ARTICLE IV        Limited Warranty; Limitation of Liability....................    7

 Section 4.1.     Limited Warranty.............................................    7
 Section 4.2.     Limitation of Liability......................................    7

ARTICLE V         Term; Event of Default; Remedy...............................    8

 Section 5.1.     Term.........................................................    8
 Section 5.2.     Event of Default.............................................    8
 Section 5.3.     Remedy.......................................................    8
 Section 5.4.     Submission to Dispute Settlement Committee...................    8

ARTICLE VI.       Miscellaneous................................................    9

 Section 6.1.     Severability.................................................    9
 Section 6.2.     Assignment...................................................    9
 Section 6.3.     Entire Agreement.............................................    9
 Section 6.4.     Law..........................................................    9
 Section 6.5.     Amendment or Modification....................................    9
 Section 6.6.     Notices......................................................    9

 Section 6.7.     No Third-Party Beneficiary.................................  11
 Section 6.8.     Arbitration................................................  11
 Section 6.9.     Indemnification............................................  12
 Section 6.10.    Compliance with Laws.......................................  12
 Section 6.11.    Confidentiality and Non-Competition........................  13
 Section 6.12.    Costs and Expenses.........................................  13
 Section 6.13.    Counterparts...............................................  13

                        DEVELOPMENT SERVICES AGREEMENT


     THIS DEVELOPMENT SERVICES AGREEMENT is dated as of October 9, 1998 by and between COBEE DEVELOPMENT LLC ("CDLLC"), a Delaware limited liability company, and COMPANIA BOLIVIANA DE ENERGIA ELECTRICA S.A. - BOLIVIAN POWER COMPANY LIMITED ("COBEE"), a Nova Scotia corporation.

                                   RECITALS

     1. CDLLC is jointly-owned by NRG Energy, Inc. ("NRG") and Nordic Power Invest AB ("NPI") and was created to, inter alia (i) serve as a vehicle for
                                      ----- ----
developing independent power projects in Latin America, and (ii) provide development services on behalf of COBEE.

     2. COBEE is an electric power company with generating facilities located in Bolivia. COBEE possesses a concession granted by the Bolivian government giving COBEE the right to develop, construct, own, and operate a hydroelectric generating facility in the Miguillas Valley of Bolivia (the "Miguillas Project"). COBEE is also a member of a consortium exploring a potential investment opportunity for the development, construction, ownership and operation of a gas-fired 500 plus MW facility near Puerto Suarez, Bolivia, which would have, as its primary objective, the exportation of electricity to the Brazilian market (the "Puerto Suarez Project").

     3. CDLLC desires to develop the Miguillas Project and the Puerto Suarez Project on behalf of COBEE and, in that context, wishes to provide development services for the benefit of COBEE. CDLLC wishes to be reimbursed for the expenses it incurs in the performance of such services on behalf of COBEE and to receive a development fee.

     4. In connection with its business and in light of the fact COBEE does not currently possess the personnel and financial resources to do so on its own, COBEE desires to have CDLLC develop the Miguillas Project and Puerto Suarez Project on COBEE's behalf for which COBEE will reimburse CDLLC for its development services and pay to CDLLC a development fee in accordance with the terms of this Agreement.

                                   AGREEMENT

     In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------
     Section 1.1.   Definitions.  The following terms shall have the indicated
                    -----------
meanings for the purposes of this Agreement:

     "Agreement" shall mean this Development Services Agreement between CDLLC and COBEE.

     "Budget Estimate" shall have the meaning specified in Section 3.2.

     "Business Day" shall mean any day other than Saturday, Sunday and a day on which commercial banks are authorized or required to close in the State of Minnesota, U.S.A., State of Florida, U.S.A., Sweden or Bolivia.

     "CDLLC" shall have the meaning specified in the preamble to this Agreement.

     "COBEE" shall have the meaning specified in the preamble to this Agreement.

     "Dispute Settlement Committee" shall mean a five-member committee comprised of the following individuals: (i) the chairman of NRG; (ii) the chairman of NPI; (iii) the chief executive officer of CDLLC; (iv) the president of COBEE; and (v) an independent member of the board of directors of COBEE.

     "Financial Closing" shall mean: (i) the execution and delivery of third party equity bridge financing agreements, if necessary, and third party long-term financing agreements, provided that the funds to be furnished in accordance with such financing agreements, when added to any equity capital commitments in accordance with the lender's pro forma, are reasonably projected to be sufficient to cover the cost of constructing the Projects through the commencement of commercial operations; and (ii) the initial drawdown of funds thereunder.

     "Miguillas Project" shall have the meaning specified in the recitals to this Agreement.

     "NPI" shall have the meaning specified in the recitals to this Agreement.

     "NRG" shall have the meaning specified in the recitals to this Agreement.

     "Project" shall mean either of the Miguillas Project or the Puerto Suarez Project.

     "Projects" shall mean, collectively, the Miguillas Project and Puerto Suarez Project.

     "Puerto Suarez Project" shall have the meaning specified in the recital to this Agreement.

     Section 1.2.   Terminology.  Unless the context of this Agreement clearly
                    -----------
requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, will include natural persons and corporations and associations of every kind and character, (b) the word "include", "included" or "including" will mean "including without limitation", (c) the word "or" will have the inclusive meaning represented by the phrase "and/or," (d) the words hereof, herein, hereunder, and similar terms in this Agreement will refer to this Agreement as a whole and not any particular section or article in which such words appear, and
(e) all terms defined in this Agreement in the singular will have the same meaning when used in the plural and vice versa. The section, article and other headings in this Agreement and the Table of Contents to this Agreement are for reference purposes and will not control or affect the construction of this Agreement or the interpretation hereof in any respect. Article, section and subsection references are to this Agreement unless otherwise specified.

                                  ARTICLE II

                                   Services
                                   --------
     Section 2.1.   General.  COBEE hereby appoints CDLLC, and CDLLC accepts the
                    -------
appointment, to develop on COBEE's behalf the Projects. Subject to Section 2.3, CDLLC shall have the discretion to develop the Projects as it, in its sole discretion, deems fit. CDLLC and COBEE shall cooperate with one another in the development of the Projects and CDLLC shall consult regularly with COBEE regarding CDLLC's development efforts in connection with the Projects.

     CDLLC recognizes that COBEE desires to acquire know-how and technology in connection with the development of projects in the independent power business consistent with an integrated approach to operating successfully in the energy sector. To assist COBEE in this regard, CDLLC: (i) will share with COBEE such know-how and technology as CDLLC, in its sole discretion, deems fit; and (ii) shall, to enhance the communication between CDLLC and COBEE, provide COBEE with reasonable access to the employees of CDLLC and, to the extent reasonably possible, the employees of third parties retained by CDLLC, who are working on the Projects.

     Section 2.2.   Development Services.  In connection with its development
                    --------------------
activities on behalf of COBEE associated with the Projects, the services CDLLC shall provide shall include, but not be limited to, the following:

          (i) leading and managing the development of the Projects, including providing ancillary services thereto; and

          (ii) furnishing the personnel and resources to:

               (a) evaluate and negotiate project documents and any other commercial agreements relating to the Projects;

                  (b) provide advice and lead negotiations with financial institutions in connection with the financing, including any interim financing, associated with the Projects;

                  (c) assist with the due diligence activities concerning the Projects;

                  (d) provide advice on tax and accounting matters in connection with the Projects;

                  (e) negotiate and enter into contracts with third party consultants (e.g., financial advisors, attorneys, etc.) for services in connection with the development of the Projects; and

                  (f) provide, as reasonably necessary prior to Financial Closing, engineering and technical services relating to the construction and operation of the Projects.

     Section 2.3. Development Activities Affecting COBEE's Investment Rights in
                  -------------------------------------------------------------
the Projects. CDLLC and COBEE shall consult in advance regarding any of CDLLC's
------------
development activities that may directly affect COBEE's right to invest in the Projects (including, but not limited to, activities affecting or involving (i) COBEE's equity capital commitment level or ownership interest in the Projects,
(ii) operatorship of the Projects, and (iii) legal claims against third parties possessing interests in the Projects and (iv) legal claims brought by third parties challenging COBEE's interests in the Projects) and shall jointly agree on the course of action to be followed with respect to such activities. Notwithstanding any other provision in this Agreement, as long as CDLLC is developing the Projects on behalf of COBEE under this Agreement, CDLLC shall not be: (i) the signatory of loan agreements in connection with the Projects; (ii) the signatory to the engineering, construction and procurement contract for the Miguillas Project; or (iii) the applicant for and recipient of governmental permits/authorizations in connection with the Projects.

     Section 2.4. COBEE Instruction to End Development Activities.
                  -----------------------------------------------
Notwithstanding any other provision of this Agreement, COBEE may at any time instruct CDLLC in writing to terminate its development activities in connection with either or both Projects. In the event CDLLC is instructed by COBEE to terminate its development activities on COBEE's behalf in connection with either Project, CDLLC shall, as soon as reasonably practicable and subject to the provisions of Section 2.5, terminate all of its development activities in connection with such Project and shall not be entitled to reimbursement of any of its development expenses incurred in connection with such Project under this Agreement.

     Section 2.5. Option to Continue Development of the Puerto Suarez Project
                  -----------------------------------------------------------
In the event COBEE instructs CDLLC to terminate its development activities in connection with the Puerto Suarez Project in accordance with Section 2.4, CDLLC shall have the option to continue to develop the Puerto Suarez Project for CDLLC's own benefit. In the event CDLLC elects to exercise this option, CDLLC shall, within five (5) days of receiving COBEE's instruction to terminate development activities, notify COBEE in writing. Upon receipt of such notice, COBEE shall use its best efforts to transfer or assign, as soon as reasonably practicable, to CDLLC: (i) COBEE's right to invest in the Project and (ii) any other agreements and instruments COBEE has executed in connection with the Project. In the event CDLLC elects to continue to develop the Puerto Suarez Project for CDLLC's own benefit, CDLLC shall, if there is a Financial Closing in connection with such Project or CDLLC later sells its interest in such Project to a third party, use reasonable efforts to ensure that the development expenses incurred by COBEE in connection with such Project are reimbursed from the proceeds available at Financial Closing or from the proceeds CDLLC receives from the sale of its interest in the Project, as the case may be.

     Section 2.6. Use of COBEE Personnel. To the extent deemed necessary or
                  ----------------------
prudent for the development of the Projects, CDLLC shall use employees of COBEE to assist in its development efforts. COBEE shall use its best efforts to, based on its employees' availability as determined by COBEE in its sole discretion, provide to CDLLC those COBEE personnel deemed by COBEE and CDLLC as essential to the development of the Projects. If COBEE employees are used by CDLLC, COBEE's costs for the services provided by such employees shall not be considered a development expense of CDLLC and shall not be subject to the terms of this Agreement. The remuneration and compensation provided to such employees shall be left to COBEE's sole discretion.

     Section 2.7. Use of NRG and/or NPI Resources. CDLLC may contract for or
                  -------------------------------
otherwise use the personnel resources of NRG and NPI and their affiliates to assist CDLLC in its development efforts in connection with the Projects. The development costs incurred by NRG and NPI in connection with the Projects prior to the effective date of this Agreement shall be considered part of CDLLC's development expenses which CDLLC is entitled to recover pursuant to Section 3.1(i).

     Section 2.8. Monthly Reports. CDLLC shall provide monthly written progress
                  ---------------
reports to COBEE's senior management regarding CDLLC's development activities in connection with the Projects. CDLLC shall append to these reports the reports associated with each Project's budget that CDLCC is required to prepare in accordance with Section 3.2.

     Section 2.9. Employees of CDLLC. Under no circumstances shall the personnel
                  ------------------
of CDLLC, the employees of any third party consultant, or the employees of NRG or NPI and their affiliates assisting CDLLC in the development of the Projects be deemed to be employees of COBEE. COBEE is not obliged to pay a salary, or other remuneration, to such personnel.

                                  ARTICLE III

                         Payment for Services Rendered
                         -----------------------------

     Section 3.1. Payment. In consideration for the development services
                  -------
provided by CDLLC on behalf of COBEE in connection with the Projects and in the event there is

Financial Closing in connection with either of the projects, unless agreed otherwise by the parties, COBEE shall pay the following amounts to CDLLC from the financing proceeds within thirty (30) days after such Financial Closing:

          (i) all of the expenses incurred by CDLLC in the development of such Project, which shall include, but not limited to:

               (a) CDLLC's direct costs of the provision of the development services hereunder based on the hourly rates set forth in the rate schedule to be furnished by CDLLC to COBEE as soon as reasonably practicable (which may be modified periodically by CDLLC);

               (b) legal, financial advisor, and other third party consultant fees and expenses incurred by CDLLC for third party activities;

               (c) fees incurred by CDLLC in contracting for the services, or using employees, of NRG and NPI and their affiliates; and

               (d) out-of-pocket expenses incurred by CDLLC related to the work carried out under this Agreement, including the reasonable costs of travel, meals and lodging; and

          (ii) to the extent consistent with the projected returns associated with the Project, a development fee equal to 50 percent of the total development expenses payable to CDLLC in accordance with
                Section 3.1(i).

     Unless agreed otherwise by the parties, all payments to CDLLC required to be made pursuant to Sections 3.1(i) and 3.1(ii) shall be made in U.S. dollars at a bank account to be specified by CDLLC. Each party shall pay all taxes, duties, charges, etc. for which such party is legally responsible in connection with any payments made hereunder. Any payments made by COBEE to CDLLC hereunder shall be net of any amounts required to be withheld in accordance with Bolivian tax laws and regulations.

     In the event there is no Financial Closing in connection with a Project, CDLLC shall not be entitled to any of the payments identified in Sections 3.1(i) and 3.1(ii) with respect to such Project.

     Section 3.2. Budget and Review. As soon as reasonably practicable after the
                  -----------------
execution of this Agreement, CDLLC shall present COBEE with a detailed budget for COBEE's consideration and approval, which must be approved by COBEE, estimating the total development expenses it anticipates incurring under Section 3.1(i) in connection with the development of each of the Projects (the "Budget Estimate"). The Budget Estimate shall include the development costs incurred by NRG and NPI in connection with the Projects. In the event CDLLC's development expenses at Financial Close exceed the Budget Estimate, CDLLC shall not be entitled to (i) reimbursement for such excess amount and (ii) any development fee in connection with such excess amount, unless agreed otherwise by COBEE and CDLLC in advance. During the development of the Projects, CDLLC shall prepare a monthly report for COBEE, which shall contain a comparison of the Budget Estimate with the actual development costs incurred to date.

                                  ARTICLE IV

                   Limited Warranty; Limitation of Liability
                   -----------------------------------------
     Section 4.1. Limited Warranty.  Subject to CDLLC's responsibilities set
                  ----------------
forth in Section 2.1, 2.2 and 2.3, CDLLC makes no (and hereby disclaims and negates any and all) representations and warranties, express or implied, including the warranties of merchantability or fitness for a particular purpose, with respect to any development services rendered on behalf of COBEE. Furthermore, COBEE may not rely upon any representation or warranty, express or implied, including the warranties of merchantability or fitness for a particular purpose made to CDLLC by NRG and NPI and their affiliates or any third party performing development-related services on behalf of CDLLC in connection with the Projects, unless such party makes an express written warranty to COBEE. Without limiting the foregoing, CDLLC makes no guaranty that either project will achieve a particular financial result or risk profile.

     Section 4.2. Limitation of Liability.  It is expressly understood by COBEE
                  -----------------------
and COBEE agrees that CDLLC shall have no liability for the failure of third-party providers or NRG or NPI and their affiliates to perform any development-related services hereunder and further that CDLLC shall have no liability whatsoever for the services provided by such entities unless such services are provided in a manner which would evidence gross negligence on the part of CDLLC or intentional misconduct. COBEE agrees that the remuneration to be paid to CDLLC for its development services hereunder reflects this limitation of liability and disclaimer of warranties. In no event shall CDLLC be liable to COBEE or any other person or entity for any indirect, special or consequential damages resulting from any error in the performance of the services hereunder or from the breach of this agreement, regardless of the fault of CDLLC, any third-party provider or NRG and NPI and their affiliates or whether CDLLC, any third-party provider or NRG and NPI and their affiliates is wholly, concurrently, partially or solely negligent. To the extent any third-party provider or NRG and NPI and their affiliates has limited its liability to CDLLC for services under an outsourcing or other agreement, COBEE agrees to be bound by such limitation of liability for any product or service provided to the company by such third-party provider or NRG and NPI and their affiliates under CDLLC's agreement. Notwithstanding any other provision in this Agreement, the total aggregate liability of CDLLC for any claim or action arising from or in connection with this Agreement shall not exceed the amount owed to CDLLC under Sections 3.1(i) and 3.1(ii).

                                   ARTICLE V

                        Term; Event of Default; Remedy
                        ------------------------------

     Section 5.1. Term.  This Agreement will terminate on December 31, 1999
                  ----
unless the parties mutually agree in writing to extend the term of this Agreement or to terminate this Agreement prior to that date.

     Section 5.2. Event of Default. A party hereto shall be in default under
                  ----------------
this Agreement when such party fails to perform or observe any material obligation under this Agreement and such failure continues for more than 30 days after the non-defaulting party has given notice thereof to such party (or if the nature of such default is such that it is not capable of being cured within 30 days, then the failure of such party to commence to cure such default within 30 days and to diligently and continuously pursue the cure of such default thereafter, but in no event may such extended cure period exceed 180 days).

     Section 5.3. Remedy. At any time during the event of default under Section
                  ------
5.2, the non-defaulting party will have the right to (a) elect, by giving notice to the defaulting party, not to be bound in any respect by the provisions of this Agreement during such continuance, in which case such party will have no obligations or liabilities hereunder during such period, and (b) request Dispute Settlement Committee resolution pursuant to Section 5.4.

     Section 5.4. Submission to Dispute Settlement Committee. In the event of
                  ------------------------------------------
(a) an event of default under Section 5.2, or (b) any other dispute arising under this Agreement between the parties to this Agreement, any party may submit the matter in writing, in accordance with Section 6.6, to the Dispute Settlement Committee for resolution. If the matter is not resolved within 15 days by unanimous Dispute Settlement Committee resolution, any party may pursue its rights in accordance with Section 6.8.

                                  ARTICLE VI

                                 Miscellaneous
                                 -------------

     Section 6.1. Severability. In the event any portion of this Agreement shall
                  ------------
be found by a court of competent jurisdiction to be unenforceable, that portion of the Agreement will be null and void and the remainder of the Agreement will be binding on the parties as if the unenforceable provisions had never been contained thereunder.

     Section 6.2. Assignment. Except for the ability of CDLLC to use the
                  ----------
services of third party consultants or NRG and NPI and their affiliates to assist CDLLC with its development efforts in connection with the Projects, no party shall have the right to assign or delegate its rights or obligations under this Agreement without the consent of the other party. Any such assignment or delegation without such consent will be void ab initio.

     Section 6.3. Entire Agreement. This Agreement constitutes the entire
                  ----------------
agreement of the parties relating to the matters hereunder and may not be contradicted by evidence of prior oral agreements of the parties.

     Section 6.4.   Law. This Agreement shall be governed by, and construed in
                    ---
accordance with, the laws of the State of New York, U.S.A. without regard to conflicts of laws principles.

     Section 6.5. Amendment or Modification. This Agreement may be amended or
                  -------------------------
modified from time to time only by a written amendment signed by the parties hereto.

     Section 6.6. Notices. Unless otherwise specified, all notices, offers,
                  -------
extensions of time or descriptions, and all other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) will be given or made in writing and delivered by hand, telecopy, courier or first-class mail to the intended recipient at the "Address for Notices" specified below (or, as to any party, at such other address as will be designated for notice by such party in a notice to the other party). Any notice given pursuant to this Agreement will be deemed effective when such notice is received (or upon refusal of receipt) by the addressee; provided that notices
                                                        -------- ----
received by any party after its normal business hours (or on a day other than a Business Day) will be effective on the next Business Day.

     Addresses for Notices:


     To CDLLC:                 Carl Goran Dandanell
                               Cobee Development LLC
                               800 Douglas Road
                               Suite 351
                               Coral Gables, Florida 33134
                               Phone: (305) 445-0313
                               Fax:   (305) 445-1685

     with a copy to:           Guy Smith, Senior Counsel
                               NRG Energy, Inc.
                               1221 Nicollet Mall, Suite 700
                               Minneapolis, MN 55403
                               Phone: (612) 373-5457
                               Fax:   (612) 373-5392

                               Bjorn Oberg
                               Vattenfall AB
                               Jamtlandsgatan 99
                               SE-162 87 Stockholm, Sweden
                               Phone:  46-8-739-5199
                               Fax:    46-8-739-5255

     To COBEE:                 Roger Dupuis
                               President
                               Compania Boliviana de Energia Electrica S.A.-
                                  Bolivian Power Company Limited
                               Obrajes, Av. Hernando Siles No. 5635
                               Entre Calles 10 y 11, Edificio Complejo Obrajes

                               La Paz, Bolivia
                               Phone:  591-2-78-67-81
                               Fax:    591-2-78-59-20

     To Dispute Settlement Committee:

                              David H. Peterson
                              Chairman, President and CEO
                              NRG Energy, Inc.
                              1221 Nicollet Mall, Suite 700
                              Minneapolis, MN 55403
                              Phone:  (612) 373-5420
                              Fax:    (612) 373-5312

                              Gunnar Vallin
                              Chairman and Senior Vice president
                              Nordic Power Invest AB
                              Racksta Gard
                              SE-162 87 Stockholm, Sweden
                              Phone:  46-8-739-7025
                              Fax:    46-8-739-7040

                              Carl Goran Dandanell
                              Cobee Development LLC
                              800 Douglas Road
                              Suite 351
                              Coral Gables, Florida 33134
                              Phone: (305) 445-0313
                              Fax:   (305) 445-1686

                              Roger Dupuis
                              President
                              Compania Boliviana de Energia Electrica S.A.- Bolivian Power Company Limited
                              Obrajes, Av. Hernando Siles No. 5635
                              Entre Calles 10 y 11, Edificio Complejo Obrajes La Paz, Bolivia
                              Phone:  591-2-78-67-81
                              Fax:    591-2-78-59-20

                              Mauricio Gonzalez
                              c/o Compania Boliviana de Energia Electrica S.A.-
                                 Bolivian Power Company Limited
                              Obrajes, Av. Hernando Siles No. 5635
                              Entre Calles 10 y 11, Edificio Complejo Obrajes La Paz, Bolivia

                              Phone:  591-2-78-67-81
                              Fax:    591-2-78-59-20

     Section 6.7. No Third-Party Beneficiary. The provisions of this Agreement
                  --------------------------
are enforceable solely by the parties to this Agreement, and no other person shall have the right, separate and apart from COBEE or CDLLC, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

     Section 6.8. Arbitration. CDLLC and COBEE agree that, if any matter
                  -----------
submitted to the Dispute Settlement Committee is not resolved within 15 days by unanimous Dispute Settlement Committee resolution, then either party may give the other party written notice that the dispute should be submitted to arbitration. Any such arbitration shall be conducted and finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC") then in effect (the "Rules") and by arbitrators appointed in accordance with the Rules. The arbitration shall be held in New York City (USA) and the arbitration proceedings shall be conducted, and the award shall be rendered, in the English language. Any award entered by the arbitrator(s) may be enforced by a judgment entered in a court of competent jurisdiction.

     Section 6.9. Indemnification. COBEE agrees that it will indemnify and hold
                  ---------------
harmless CDLLC and its respective members, representatives on the Dispute Settlement Committee, officers, employees and agents (each being a "CDLLC Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such CDLLC Indemnified Party may become subject under any applicable law, or otherwise, relating to or arising out of the engagement of CDLLC pursuant to, and the performance by CDLLC of the services contemplated by, this Agreement. COBEE will reimburse any CDLLC Indemnified Party for all costs and expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation of or defense of any pending or threatened claim or any action or proceeding covered by such indemnity. COBEE will not be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted primarily from the bad faith or gross negligence of CDLLC.

CDLLC agrees that it will indemnify and hold harmless COBEE and its directors, officers, employees, and agents (each being a "COBEE Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which the COBEE Indemnified Party becomes subject under any applicable federal or state law, or otherwise, relating to or arising out of the willful misconduct or gross negligence of CDLLC. CDLLC will reimburse the COBEE Indemnified Party for all costs and expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation of or defense of any pending or threatened claim or any actions or proceedings covered by such indemnity. CDLLC will not be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted primarily from the bad faith or gross negligence of COBEE.

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

     Section 6.10. Compliance with Laws. Each party represent and warrants that
                   --------------------
it has conducted its affairs and activities with respect to the Projects in accordance with applicable laws. Each party shall comply with any law, rule or regulation under the laws of Bolivia, the United States and Canada which is or may be applicable to it in the conduct of its business under this Agreement. No party shall take any action that would subject any party to liability, penalty or forfeiture under any laws, rules, regulations or decrees of any governmental authority. Without limiting the foregoing, and mindful of the principles of the United States Foreign Corrupt Practices Act, no party shall make or authorize any payment or give anything of value directly or indirectly to an official of Bolivia or any other government for the purpose of influencing an act or decision in his official capacity or inducing him to use his influence with that government with respect to the Projects or any other matter covered by this Agreement. Likewise, no party shall make or authorize any payment to any government agency, political party or political candidate for the purpose of influencing any official act or decision, or inducing such entity or person to use any influence with that government with respect to the Projects or any other matter covered by this Agreement. Each party shall keep its books and records in such a fashion that its compliance with the foregoing may be readily audited. In addition to any other remedies under this Agreement, any party that fails to comply with the requirements of this Section shall indemnify the other party from and against any and all claims, losses, damages, liabilities, expenses and costs of whatever nature arising out of or connected with such noncompliance, including reasonable attorneys' fees and costs. Each party agrees to execute certificates acknowledging its ongoing compliance with this Section from time to time at the request of the other party.

     Section 6.11. Confidentiality and Non-Competition. Any party may, to the
                   -----------------------------------
extent deemed necessary, condition and restrict delivery of information relating to the services to be performed hereunder upon the execution of a separate confidentiality and non-disclosure agreement by the other party.

     Unless agreed otherwise by the parties, CDLLC shall not, itself, directly or indirectly invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, any electric power generating facility located in Bolivia within 200 kilometers of the proposed Puerto Suarez project on the Bolivian border with Brazil that directly competes with the Projects.

     Section 6.12. Costs and Expenses. Each party will bear its own review
                   ------------------
costs, attorneys, accountant and other professional fees and other expenses incurred by it in connection with negotiating and entering into this Agreement.

     Section 6.13. Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts, all of which taken together will constitute one and the same instrument and the parties hereto may execute this Agreement by signing any such counterpart.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf by their duly authorized officers.


                              COBEE DEVELOPMENT LLC


                              By:________________________________
                              Name:      Goran Dandanell
                                   ------------------------------
                              Title:_____________________________


                              COMPANIA BOLIVIANA DE ENERGIA
                                 ELECTRICA S.A. - BOLIVIAN
                                 POWER COMPANY LIMITED


                              By:_________________________________
                              Name:      Roger J. Dupuis
                                   -------------------------------
                              Title: President and General Manager
                                    -------------------------------

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